BitGo

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CERT.9999

9,000,000,000**
9,000,000,000
*****9,000,000,000**
******9,000,000,000*
*******9,000,000,000

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP: 091947101

IS THE REGISTERED HOLDER OF

NINE BILLION AND 00/100

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE IN THE CAPITAL OF

BITGO HOLDINGS, INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED
ODYSSEY TRANSFER AND TRUST COMPANY
TRANSFER AGENT & REGISTRAR
Woodbury, Minnesota

Chief Executive Officer

By: ____________________

Chief Legal Officer

Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Transfer and Trust Company, Woodbury, MN